AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2006

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW JERSEY (State of other jurisdiction of incorporation or organization)	JOHNSON & JOHNSON (Exact name of registrant as specified in its charter)	22-1024240 (I.R.S. Employer Identification No.)

ONE JOHNSON & JOHNSON PLAZA
NEW BRUNSWICK, NEW JERSEY 08933
(732) 524-0400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JAMES J. BERGIN, ESQ.
STEVEN M. ROSENBERG, ESQ.
JOHNSON & JOHNSON
ONE JOHNSON & JOHNSON PLAZA
NEW BRUNSWICK, NEW JERSEY 08933
TELEPHONE: (732) 524-0400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

RONALD CAMI, ESQ.
CRAVATH, SWAINE & MOORE LLP
WORLDWIDE PLAZA
825 EIGHTH AVENUE
NEW YORK, NEW YORK 10019
(212) 474-1000
__________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Aggregate Amount to Be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee(1)
Debt Securities (2)
Warrants
Total

(1)   Pursuant to Form S-3 General Instruction II(D) information is not required to be included. An indeterminate aggregate initial offering price or number of debt securities and warrants of Johnson & Johnson is being registered as may from time to time be issued at currently indeterminable prices, along with related guarantees. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per unit will be determined, from time to time, by Johnson & Johnson in connection with the issuance by Johnson & Johnson of the securities registered under this registration statement. Prices, when determined, may be in United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Johnson & Johnson hereby defers payment of the registration fee required in connection with this registration statement. Pursuant to Rule 457(p), the filing fee of $97,080 paid in connection with Johnson & Johnson’s filing of Registration Statement No. 333-111082 on December 11, 2003 will be applied to offset any filing fees in connection with this registration statement.

(2)    Including debt securities as may from time to time be issued upon conversion into or exchange for or exercise of other debt securities, or upon the exercise of warrants, as the case may be.

PROSPECTUS

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JOHNSON & JOHNSON

DEBT SECURITIES AND WARRANTS

Johnson & Johnson may from time to time offer its debt securities and warrants to purchase debt securities for proceeds up to $10,000,000,000. The terms of the debt securities and of the warrants are described in the accompanying prospectus supplement, together with other terms and matters related to the offering. You should read this prospectus and the prospectus supplement carefully before you invest.

The debt securities and warrants may be sold directly or through agents, underwriters or dealers.

_____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________

THE DATE OF THIS PROSPECTUS IS NOVEMBER 13, 2006

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings up to a total amount of $10,000,000,000. This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we issue debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, change or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management’s plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words like “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, the Company’s strategy for growth, product development, regulatory approvals, market position and expenditures.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Some important factors that could cause the Company’s actual results to differ from the Company’s expectations in any forward-looking statements are as follows:

Economic factors, including inflation and fluctuations in interest rates and currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;

Competitive factors, including technological advances achieved and patents attained by competitors as well as new products introduced by competitors;

Challenges to the Company’s patents by competitors or allegations that the Company’s products infringe the patents of third parties, which could potentially affect the Company’s competitive position and ability to sell the products in question and require the payment of past damages and future royalties. In particular, generic drug firms have filed Abbreviated New Drug Applications seeking to market generic forms of most of the Company’s key pharmaceutical products, prior to expiration of the applicable patents covering those products. In the event that the Company is not successful in defending the resulting lawsuits, generic versions of the product at issue will be introduced, resulting in very substantial market share and revenue losses.
In addition, if the statutory 30-month stay of FDA approval expires while the lawsuit is on-going, generic versions of the product may be introduced and, in this event, would result in very substantial market share and revenue losses;

Financial distress and bankruptcies experienced by significant customers and suppliers that could impair their ability, as the case may be, to purchase the Company’s products, pay for products previously purchased or meet their obligations to the Company under supply arrangements;

The impact on political and economic conditions due to terrorist attacks in the U.S. and other parts of the world or U.S. military action overseas, as well as instability in the financial markets which could result from such terrorism or military actions;

Interruptions of computer and communication systems, including computer viruses, that could impair the Company’s ability to conduct business and communicate internally and with its customers;

Health care changes in the U.S. and other countries resulting in pricing pressures, including the continued consolidation among health care providers, trends toward managed care and health care cost containment, the shift towards governments becoming the primary payers of health care expenses and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

Government laws and regulations, affecting U.S. and foreign operations, including those relating to securities laws compliance, trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and patent rights, and including, in particular, proposed amendments to the Hatch-Waxman Act, implementation of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and possible drug reimportation legislation;

Competition in research, involving the development and the improvement of new and existing products and processes, is particularly significant and results from time to time in product and process obsolescence. The development of new and improved products is important to the Company’s success in all areas of its business;

Challenges and difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

Significant litigation adverse to the Company including product liability claims, patent infringement claims and antitrust claims;

The health care industry has come under increased scrutiny by government agencies and state attorneys general and resulting investigations and prosecutions carry the risk of significant civil and criminal penalties, including debarment from government business;

Product efficacy or safety concerns, whether or not based on scientific evidence, resulting in product withdrawals, recalls, regulatory action on the part of the FDA (or foreign counterparts) or declining sales;

The impact of business combinations, including acquisitions and divestitures, both internally for the Company and externally in the pharmaceutical, medical device and health care industries; and

Issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board.

The foregoing list sets forth many, but not all, of the factors that could impact upon the Company’s ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The Company has identified the factors on this list as permitted by the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, until we complete our offering of the debt securities and warrants:

- Annual report on Form 10-K for the year ended January 1, 2006;

- Quarterly report on Form 10-Q for the quarter ended April 2, 2006;

- Quarterly report on Form 10-Q for the quarter ended July 2, 2006, as amended by Form 10-Q/A filed August 8, 2006;

- Quarterly report on Form 10-Q for quarter ended October 2, 2006; and

- Current reports on Form 8-K dated January 11, 2006, January 13, 2006, January 25, 2006, February 13, 2006 (two reports), February 17, 2006, March 8, 2006, April 17, 2006, May 9, 2006, June 26, 2006, July 11, 2006, July 17, 2006, October 6, 2006 and October 31, 2006.

The current report on Form 8-K dated October 31, 2006 replaces the Company’s previously reported consolidated financial statements for the fiscal years 2003, 2004 and 2005, the notes thereto, as well as the related Management's Discussion and Analysis of Results of Operations and Financial Condition, Summary of Operations and Statistical Data 1995 - 2005 and Statement of Computation of Ratio of Earnings to Fixed Charges.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address.

Corporate Secretary’s Office
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
(732) 524-2455

JOHNSON & JOHNSON

Johnson & Johnson and its subsidiaries have approximately 115,600 employees worldwide engaged in the manufacture and sale of a broad range of products in the health care field. Johnson & Johnson has more than 230 operating companies conducting business in virtually all countries of the world. Johnson & Johnson's primary focus has been on products related to human health and well-being. Johnson & Johnson was incorporated in the State of New Jersey in 1887.

The Company's structure is based on the principle of decentralized management. The Executive Committee of Johnson & Johnson is the principal management group responsible for the operations and allocation of the resources of the Company. This Committee oversees and coordinates the activities of the Consumer, Pharmaceutical and Medical Devices and Diagnostics business segments. Each subsidiary within the business segments is, with some exceptions, managed by citizens of the country in which it is located.

Johnson & Johnson’s worldwide business is divided into three segments: consumer, pharmaceutical and medical devices and diagnostics. The consumer segment’s principal products are personal care and hygienic products, including nonprescription drugs, adult skin and hair care products, baby care products, oral care products, first aid products and sanitary protection products. These products are marketed principally to the general public and distributed both to wholesalers and directly to independent and chain retail outlets.

The pharmaceutical segment’s principal worldwide franchises are in the antifungal, anti-infective, cardiovascular, dermatology, gastrointestinal, hematology, immunology, neurology, oncology, pain management, psychotropic, urology and women’s health fields. These products are distributed both directly and through wholesalers for use by health care professionals and the general public.

The medical devices and diagnostics segment includes a broad range of products used by or under the direction of health care professionals, including, suture and mechanical wound closure products, surgical equipment and devices, wound management and infection prevention products, interventional and diagnostic cardiology products, diagnostic equipment and supplies, joint replacements and disposable contact lenses. These products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics. Distribution to these markets is done both directly and through surgical supply and other dealers.

Johnson & Johnson was organized in the State of New Jersey in 1887. The address of its principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, and the telephone number at that address is (732) 524-0400.

All references herein to “Johnson & Johnson”, “we”, “us”, or “the Company” include Johnson & Johnson and its subsidiaries, unless the context otherwise requires.

USE OF PROCEEDS

Unless the Prospectus supplement indicates otherwise, the net proceeds to be received by Johnson & Johnson from sales of the debt securities and warrants and the exercise of warrants will be used for general corporate purposes, including working capital, capital expenditures, stock repurchase programs, repayment and refinancing of borrowings and acquisitions.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under the Indenture dated as of September 15,1987 between Johnson & Johnson and BNY Midwest Trust Company (formerly known as Harris Trust and Savings Bank), Chicago, Illinois, as Trustee, as amended by the First Supplemental Indenture dated as of September 1, 1990. The indenture is filed as an exhibit to the registration statement. Certain provisions of the indenture are referred to and summarized below. You should read the complete indenture for provisions that may be important to you.

GENERAL

An unlimited aggregate principal amount of debt securities can be issued under the indenture (Section 2.01). As of the date of this prospectus, $1,800,000,000 aggregate principal amount of debt securities have been issued and remain outstanding under the indenture. Debt securities may be issued under this prospectus from time to time with proceeds, together with proceeds of the warrants, of up to $10,000,000,000 or the equivalent in foreign currency or foreign currency units.

Debt securities will be offered to the public on terms determined by market conditions at the time of sale. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The debt securities will be our unsecured obligations issued in fully registered form without coupons or in bearer form with coupons (Recital and Sections 2.01 and 9.01).

Refer to the prospectus supplement for the following terms to the extent they are applicable to the debt securities:

(a) designation, aggregate principal amount and denomination;

(b) date of maturity;

(c) currency or currencies for which debt securities may be purchased and currency or currencies in which principal and interest may be payable;

(d) if the currency for which debt securities may be purchased or in which principal and interest may be payable is at the purchaser’s election, the manner in which an election may be made;

(e) interest rate;

(f) the times at which interest will be payable;

(g) redemption date and redemption price;

(h) federal income tax consequences;

(i) whether debt securities are to be issued in book-entry form, and if so, the identity of the depository and information with respect to book-entry procedures; and

(j) other terms of the debt securities.

CERTAIN COVENANTS

We will generally covenant not to create, assume or suffer to exist any lien on any Restricted Property (described below) to secure any debt of Johnson & Johnson, any subsidiary or any other person, or permit any subsidiary to do so, without securing the debt securities of any series having the benefit of the covenant by the same lien equally and ratably with the secured debt for so long as that debt shall be so secured. This covenant is subject to certain exceptions specified in the indenture. Exceptions include:

(a) existing liens or liens on facilities of corporations at the time they become subsidiaries;

(b) liens existing on facilities when acquired, or incurred to finance the purchase price, construction or improvement thereof;

(c) certain liens in favor of or required by contracts with governmental entities;

(d) liens securing debt of a subsidiary owed to Johnson & Johnson or another subsidiary;

(e) extensions, renewals or replacements in whole or part of any lien referred to in clauses (a) through (d); and

(f) liens otherwise prohibited by this covenant, securing indebtedness which, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by this covenant and the value of certain sale and leaseback transactions, does not exceed 10% of the our consolidated net tangible assets (defined in the indenture as total assets less current liabilities and intangible assets) (Section 4.04).

We will also generally covenant not to, and not to permit any subsidiary to, enter into any sale and leaseback transaction covering any Restricted Property unless:

(a) we would be entitled under the provisions described above to incur debt equal to the value of the sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the debt securities, or

(b) we, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of Restricted Property (Section 4.04).

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico (accounting for approximately 5% of our manufacturing facilities worldwide) are excluded from the operation of the covenants.

The indenture defines Restricted Property as

(a) any manufacturing facility (or portion thereof) owned or leased by Johnson & Johnson or any subsidiary and located within the continental United States which, in the opinion of the Board of Directors, is of material importance to the business of Johnson & Johnson and its subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Johnson & Johnson’s consolidated net tangible assets or

(b) any shares of capital stock or indebtedness of any subsidiary owning a manufacturing facility described in (a) (Section 4.04).

There are currently no liens prohibited by the covenants described above on, or any sale and leaseback transactions prohibited by such covenants covering, any property which would qualify as Restricted Property. As a result, we do not keep records identifying which of our properties, if any, would qualify as Restricted Property. We will amend this prospectus to disclose or disclose in a prospectus supplement the existence of any lien on or any sale and leaseback transaction covering any Restricted Property, which would require us to secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property, as provided in the covenants.

The indenture contains no other restrictive covenants, including those that would afford holders of the debt securities protection in the event of a highly leveraged transaction involving Johnson & Johnson or any of its affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures.

AMENDMENT AND WAIVER

Other than amendments not adverse to holders of the debt securities, amendments of the indenture or the debt securities may be made with the consent of the holders of a majority in principal amount of the debt securities affected (acting as one class). Waivers of compliance with any provision of the indenture or the debt securities with respect to any series of debt securities may be made only with the consent of the holders of a majority in principal amount of the debt securities of that series. The consent of all holders of affected debt securities will be required to

(a) make any debt security payable in a currency not specified or described in the debt security;

(b) change the stated maturity of any debt security;

(c) reduce the principal amount of any debt security;

(d) reduce the rate or change the time of payment of interest on any debt security;

(e) reduce the amount of debt securities whose holders must consent to an amendment or waiver; or

(f) impair the right to institute suit for the payment of principal of any debt security or interest on any debt security (Section 9.02).

The holders of a majority in aggregate principal amount of debt securities affected may waive any past default under the indenture and its consequences, except a default (1) in the payment of the principal of or interest, or (2) in respect of a provision which cannot be waived or amended without the consent of all holders of debt securities affected (Sections 6.04 and 9.02).

EVENTS OF DEFAULT

Events of Default with respect to any series of debt securities under the indenture will include:

(a) default in payment of any principal on that series;

(b) default in the payment of any installment of interest on such series and continuance of that default for a period of 30 days;

(c) default in the performance of any other covenant in the indenture or in the debt securities and continuance of the default for a period of 90 days after we receive notice of the default from the Trustee or the holders of at least 25% in principal amount of debt securities of the series; or

(d) certain events of bankruptcy, insolvency or reorganization in respect of Johnson & Johnson (Section 6.01). The Trustee may withhold notice to the holders of a series of debt securities of any default (except in the payment of principal of or interest on the series of debt securities) if it considers withholding of notice to be in the interest of holders of the debt securities (Section 7.05). Not all Events of Default with respect to a particular series of debt securities issued under the indenture necessarily constitute Events of Default with respect to any other series of debt securities.

On the occurrence of an Event of Default with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of debt securities of that series then outstanding may declare the principal (or in the case of debt securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 6.02).

Within 120 days after the end of each fiscal year, an officer of Johnson & Johnson must inform the Trustee whether he or she knows of any default, describing any default and the status thereof (Section 4.03). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the Trustee shall have received a satisfactory indemnity (Section 7.01).

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

The indenture provides that Johnson & Johnson at its option,

(a) will be discharged from all obligations in respect of the debt securities of a series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or destroyed debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with certain restrictive covenants to the indenture (including those described under “Certain Covenants”), in each case if we irrevocably deposit in trust with the Trustee money or eligible government obligations which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (including any mandatory redemption payments) and interest on the debt securities of such series on the dates payments are due in accordance with the terms of such debt securities; provided no default or event of default with respect to such debt securities has occurred and is continuing on the date of such deposit.

Eligible government obligations are those backed by the full faith and credit of the government which issues the currency or foreign currency unit in which the debt securities are denominated. To exercise either option, we are required to deliver to the Trustee an opinion of nationally recognized independent tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of the series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 8.01).

GLOBAL SECURITIES

The debt securities of a series may be issued in the form of a global security which is deposited with and registered in the name of the depositary (or a nominee of the depositary) specified in the accompanying prospectus supplement. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the indenture, owners of beneficial interests in debt securities represented by a global security will not

(a) be entitled to have debt securities registered in their names;

(b) receive or be entitled to receive physical delivery of certificates representing debt securities in definitive form;

(c) be considered the owners or holders of debt securities under the indenture; or

(d) have any rights under the Indenture with respect to the global security (Sections 2.06A and 2.13).

Unless and until it is exchanged in whole or in part for individual certificates evidencing the debt securities which it represents, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. We, in our sole discretion, may at any time determine that any series of debt securities issued or issuable in the form of a global security shall no longer be represented by a global security and the global security shall be exchanged for securities in definitive form pursuant to the indenture (Section 2.06A).

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the global security to the accounts of participants. Ownership of interests in a global security will be shown on, and the transfer of that ownership will be effected only through records maintained by the depositary (with respect to interests of participants in the depositary), or by participants in the depositary or persons that may hold interests through such participants (with respect to persons other than participants in the depositary). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

DESCRIPTION OF WARRANTS

Johnson & Johnson may issue warrants for the purchase of debt securities. Warrants may be issued independently or together with any debt securities offered by any prospectus supplement and may be attached to or separate from those debt securities. The warrants are to be issued under warrant agreements to be entered into between Johnson & Johnson and a bank or trust company, as Warrant Agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as an agent of Johnson & Johnson in connection with the Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of Warrant Certificates representing the warrants, are filed as exhibits to the registration statement. Summaries of certain provisions of the warrant agreements and Warrant Certificates follow. You should read the complete provisions of the warrant agreements and the Warrant Certificates.

GENERAL

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

(a) the offering price;

(b) the currency for which warrants may be purchased;

(c) the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants;

(d) the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

(e) the date after which the warrants and the related debt securities will be separately transferable;

(f) the principal amount of debt securities purchasable upon exercise of a warrant and the price at and currency in which that principal amount of debt securities may be purchased upon the exercise;

(g) the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

(h) federal income tax consequences;

(i) whether the warrants represented by the Warrant Certificates will be issued in registered or bearer form; and

(j) any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of or interest on the debt securities purchasable upon such exercise or to enforce covenants in the indenture.

Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF WARRANTS

Each warrant will entitle the holder to purchase the principal amount of debt securities at the exercise price as shall in each case be described in the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the expiration date set forth in the prospectus supplement relating to those warrants. After the close of business on the expiration date (or such later date to which such expiration date may be extended by Johnson & Johnson), unexercised warrants will become void.

Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the prospectus supplement of the amount required to purchase the debt securities purchasable upon exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing exercised warrants. Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell the debt securities and warrants:

(a) directly to purchasers;

(b) through agents;

(c) to dealers as principals; and

(d) through underwriters.

Offers to purchase debt securities and warrants may be solicited directly by Johnson & Johnson or by agents we designate from time to time. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities and warrants is named, and any commissions payable by us to that agent are set forth, in the prospectus supplement. Agents will generally be acting on a best efforts basis.

If a dealer is utilized in the sale of the debt securities and warrants, we will sell debt securities and warrants to the dealer as principal. The dealer may then resell debt securities and warrants to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the debt securities and warrants, we will enter into an underwriting agreement with the underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction are set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities and warrants.

Agents, dealers or underwriters may be entitled under agreements which may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Johnson & Johnson may authorize underwriters or agents to solicit offers by certain institutions to purchase debt securities and warrants from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for amounts, payment and delivery as described in the prospectus supplement. Delayed delivery contracts may be entered into with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. A commission described in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities and warrants pursuant to contracts accepted by us. Contracts will not be subject to any conditions except that:

(a) the purchase by an institution of the debt securities and Warrants covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b) we shall have sold and delivered to any underwriters named in the prospectus supplement that portion of the issue of debt securities and warrants as is set forth in the prospectus supplement. The underwriters and agents will not have any responsibility in respect of the validity or the performance of the contracts.

The place and time of delivery for the debt securities and warrants are set forth in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting, incorporated in this Prospectus by reference to the Johnson & Johnson Current Report on Form 8-K dated October 31, 2006 and the financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Johnson & Johnson for the year ended January 1, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

The legality of the debt securities and warrants will be passed upon for Johnson & Johnson by James J. Bergin, an Assistant General Counsel of Johnson & Johnson. James J. Bergin is paid a salary by Johnson & Johnson, is a participant in various employee benefit plans offered to employees of Johnson & Johnson generally, and owns and has options to purchase shares of Common Stock of Johnson & Johnson.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Registration fee	*
Fees of Trustee	$ 10,000
Printing expenses	25,000
Accounting fees	200,000
Rating agency fees	2,500,000
Miscellaneous	65,000
$2,800,000

*Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS. JOHNSON & JOHNSON

The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Johnson & Johnson’s Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of Johnson & Johnson shall be personally liable to Johnson & Johnson or its stockholders for damages for breach of any duty owed to Johnson & Johnson or its stockholders.

The By-laws of Johnson & Johnson provide that to the full extent permitted by the laws of the State of New Jersey, Johnson & Johnson shall indemnify any person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Johnson & Johnson to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of Johnson & Johnson or, while serving as a director or officer of Johnson & Johnson, is or was at the request of Johnson & Johnson also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, that there shall be no indemnification under the By-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless Johnson & Johnson has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against Johnson & Johnson, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the indemnification provisions of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

Johnson & Johnson enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that Johnson & Johnson agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, Johnson & Johnson agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of Johnson & Johnson, or are or were serving, shall serve, or shall have served, at the request of Johnson & Johnson, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 16. EXHIBITS

See the index to exhibits on page II-7, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new securities registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey on this 9th day of November, 2006.

JOHNSON & JOHNSON,
By
/s/ W. C. WELDON
Name: W. C. Weldon
Title: Chairman, Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Bergin and S. M. Rosenberg, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and one or more additional registration statements permitted by Rule 462(b) of the Securities and Exchange Commission and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ W. C. WELDON W. C. Weldon	Chairman, Board of Directors, Chief Executive Officer, and Director (Principal Executive Officer)	November 6, 2006
/s/ R. J. DARETTA R. J. Darretta	Vice Chairman, Board of Directors, Chief Financial Officer, and Director (Principal Financial Officer)	November 9, 2006
/s/ C. A. POON C. A. Poon	Vice Chairman, Board of Directors, and Director	November 9, 2006
/s/ S. J. COSGROVE S. J. Cosgrove	Controller	November 7, 2006

/s/ M. S. COLEMAN M. S. Coleman	Director	November 9, 2006
/s/ J. G. CULLEN J.G. Cullen	Director	November 9, 2006
/s/ M. M. E. JOHNS M. M. E. Johns	Director	November 9, 2006
/s/ A. D. JORDAN A. D. Jordan	Director	November 9, 2006
/s/ A. G. LANGBO A. G. Langbo	Director	November 7, 2006
/s/ S. L. LINDQUIST S. L. Lindquist	Director	November 7, 2006
/s/ L. F. MULLIN L. F. Mullin	Director	November 7, 2006
/s/ C. PRINCE C. Prince	Director	November 9, 2006
___________________________________________________ S. S. Reinemund	Director
___________________/s/ D. SATCHER__________________ D. Satcher	Director	November 9 2006

EXHIBIT INDEX

INDEX TO EXHIBITS

NUMBER
1(a)	Form of Underwriting Agreement (including standard provisions and form of Delayed Delivery Contract (Incorporated by reference to exhibit 1(a) to Registrant’s registration statement 33-55977).
1(b)	Form of Selling Agency Agreement (with Medium-Term Note Administrative Procedures annexed thereto) (Incorporated by reference to exhibit 1(b) to Registrant’s registration statement 33-55977).
4(a)
Indenture dated as of September 15, 1987 between the registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(a) to Registrant’s registration statement 33-55977).

4(b)
First Supplemental Indenture dated as of September 1, 1990 between the registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(b) to Registrant’s registration statement 33-55977).

4(c)	Form of Interest Bearing Debt Security (Incorporated by reference to exhibit 4(c) to Registrant’s registration statement 33-55977).
4(d)	Form of Original Issue Discount Debt Security (Incorporated by reference to exhibit 4(d) to Registrant’s registration statement 33-55977).
4(e)	Form of Warrant Agreement for Warrants sold alone, with form of Warrant Certificate (Incorporated by reference to exhibit 4(e) to Registrant’s registration statement 33-55977).
4(f)	Form of Warrant Agreement for Warrants sold attached to Debt Securities, with form of Warrant Certificate (Incorporated by reference to exhibit 4(f) to Registrant’s registration statement 33-55977).
4(g)	Form of Master Note (Incorporated by reference to exhibit 4(g) to Registrant’s registration statement 33-55977).
4(h)	Form of Fixed Rate Note (Incorporated by reference to exhibit 4(h) to Registrant’s registration statement 33-55977).
4(i)	Form of Floating Rate Note (Incorporated by reference to exhibit 4(i) to Registrant’s registration statement 33-55977).
4(j)	Form of Currency Indexed Note (Incorporated by reference to exhibit 4(j) to Registrant’s registration statement 33-55977).
5	Opinion and consent of counsel.
12	Statement re computation of ratios (Incorporated by reference to Registrant’s Current Report on Form 8-K dated October 31, 2006).
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of counsel (included in exhibit 5).
24	Powers of Attorney (included in signature page).
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company.

Exhibit 5

[Johnson & Johnson Letterhead]

November 13, 2006

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Ladies and Gentlemen:

I am Assistant General Counsel of Johnson & Johnson, a New Jersey corporation (the “Company”), and I am a member of the Bar of the State of New York, and I am licensed in New Jersey to provide legal advice to Johnson & Johnson pursuant to a Limited License granted in accordance with Rule 1:27-2 of the Supreme Court of the State of New Jersey. The following opinion is limited to the federal laws of the United States and the laws of the State of New York and the State of New Jersey, and I am expressing no opinion as to the effect of any laws of any other jurisdiction. I am familiar with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed registration of up to $10,000,000,000 aggregate principal amount of debt securities and warrants to purchase debt securities of the Company. The terms used herein have the meaning assigned to them in the Registration Statement.

I have reviewed the Company’s Restated Certificate of Incorporation and By-laws and such other corporate records and documents of the Company, including, without limitation, the Indenture and documents and certificates of public officials and others as I have deemed necessary as a basis for the opinion hereinafter expressed. Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the following opinion.

The Company is a corporation organized and existing under the laws of the State of New Jersey.

The Company has full power and authority under the laws of the State of New Jersey and under its Restated Certificate of Incorporation (a) to incur the obligations of the Debt Securities and the Warrants in accordance with and subject to the respective terms of the Indenture and Warrant Agreements pursuant to which such securities will be issued and (b) to execute and deliver the Indenture and Warrant Agreements.

When the Debt Securities and the Warrants have been duly authorized and executed by the Company and authenticated as provided in the Indenture and Warrant Agreements and when duly paid for and delivered in accordance with the procedures described in the Registration Statement and in a Prospectus Supplement relating to the sale of such securities, the Debt Securities and the Warrants will be binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture and Warrant Agreements (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, good faith and fair dealing regardless of whether in a proceeding in equity or at law).

I hereby consent to the use of my name under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ J. J. Bergin
Name: James J. Bergin Title: Associate General Counsel

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2006 except for Note 10, for which the date is October 30, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Johnson and Johnson Current Report on Form 8-K dated October 31, 2006. We also consent to the incorporation by reference of our report dated February 28, 2006 relating to the financial statement schedule, which appears in the Johnson and Johnson Annual Report on Form 10K for the year ended January 1, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                            /s/ PricewaterhouseCoopers LLP

                            New York, New York

                            November 10, 2006

Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)           | x |
___________________________
THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)
Delaware (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street, Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Mildred Quinones-Holmes
Legal Department
The Bank of New York Trust Company, N.A.
One Wall Street, 29th Floor
New York, NY  10286
(212) 635-1889
(Name, address and telephone number of agent for service)
___________________________

JOHNSON & JOHNSON
(Exact name of obligor as specified in its charter)
New Jersey (State or other jurisdiction of incorporation or organization)	22-1024240 (I.R.S. employer identification no.)
One Johnson & Johnson Plaza New Brunswick, New Jersey (Address of principal executive offices)	08933 (Zip code)

______________________

Debt Securities
(Title of the indenture securities)
___________________________

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency - United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

8.	Not applicable.

9.	Not applicable.

3

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 9th day of November, 2006.

                                           THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                             By: /s/ Roxane Ellwanger____________________________
                                         Roxane Ellwanger
                                         Assistant Vice President

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

Dollar
Amounts
in
ASSETS	Thousands

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	3,885
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	64,252
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	49,300
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	3,897
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Not applicable
Intangible assets:
Goodwill	267,487
Other Intangible Assets	15,747
Other assets	39,669
Total assets	$559,300

LIABILITIES

Deposits:
In domestic offices	2,420
Noninterest-bearing	2,420
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	58,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	79,825
Total liabilities	140,245
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	96,770
Accumulated other comprehensive
income	-235
Other equity capital components	0
Total equity capital	419,055
Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	559,300

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann )     Vice President

2

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President                )
Michael F. McFadden, MD                     )                Directors (Trustees)
Frank P. Sulzberger, Vice President         )

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